As filed with the Securities and Exchange Commission on February 26, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

NOVADIGM, INC
(Exact name of registrant as specified in its charter)

Delaware	22-3160347
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

One International Blvd., Mahwah, NJ 07495, (201) 512-1000
(Address of Principal Executive Offices, including Zip Code)

Novadigm, Inc. 1999 Nonstatutory Stock Option Plan
(Full title of plans)

WALLACE D. RUIZ
One International Blvd., Mahwah, NJ 07495, (201) 512-1000
(Name, address and telephone number of agent for service)

Copies to:
MARK D. WOOD, ESQ.
Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate	Amount of
Title of securities to be registered	registered (1)	per share(2)	offering price(2)	registration fee

Common Stock, $.001 par value per share	1,337,500 shares	$6.02	$8,051,750	$1,020.16

(1)	This registration statement also covers an indeterminate number of additional shares of Novadigm common stock which may be issued under the anti-dilution and other adjustment provisions of the Novadigm, Inc. 1999 Nonstatutory Stock Option Plan pursuant to Rule 416(a) of the Securities Act of 1933.

(2)	Calculated pursuant to Rule 457(h) based upon the average of the high and low prices per share of Novadigm Common Stock on the Nasdaq SmallCap Market on February 23, 2004, solely for the purpose of calculating the registration fee.

INTRODUCTION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 5
EXHIBIT 23.1
EXHIBIT 23.2

INTRODUCTION

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Novadigm, Inc. 1999 Nonstatutory Stock Option Plan is effective. In accordance with General Instruction E to Form S-8, Novadigm incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-73656, filed with the Securities and Exchange Commission on November 19, 2001.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the SEC by Novadigm, Inc. are incorporated by reference into this registration statement:

1.	Novadigm’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and Amendment No. 1 thereto on Form 10-K/A filed with the SEC on July 29, 2003;

2.	Novadigm’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2003, September 30, 2003 and December 31, 2003;

3.	Novadigm’s Current Report on Form 8-K filed with the SEC on February 5, 2004; and

4.	The description of Novadigm’s Common Stock contained in its Registration Statement on Form 8-A filed with the SEC on May 25, 1995 pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and all amendments and reports filed for the purpose of updating that description.

     In addition, all documents filed by Novadigm pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

4.1	Novadigm, Inc. 1999 Nonstatutory Stock Option Plan and form of agreement thereunder, filed as Exhibit 10.28 to the Novadigm’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, and incorporated herein by reference.

4.2	First Amendment to the Novadigm, Inc. 1999 Nonstatutory Stock Option Plan, filed as Exhibit 10.31 to Novadigm’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

4.3	Certificate of Incorporation of Novadigm, as amended, filed as an Exhibit to Novadigm’s Registration Statement on Form S-1, File No. 33-92746, declared effective by the SEC on July 13, 1995, and incorporated herein by reference.

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4.4	Bylaws of Novadigm, as amended, filed as an Exhibit to Novadigm’s Registration Statement on Form S-1, File No. 33-92746, declared effective by the SEC on July 15, 1995, and incorporated herein by reference.

5	Opinion of Katten Muchin Zavis Rosenman as to the legality of securities being registered.

23.1	Consent of KPMG LLP, independent auditors.

23.2	Explanation Concerning Absence of Consent of Arthur Andersen LLP with respect to financial statements of Novadigm.

23.3	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Registration Statement)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on this 26th day of February, 2004.

NOVADIGM, INC.

By:	/s/ Wallace D. Ruiz

Wallace D. Ruiz Vice President, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Albion J. Fitzgerald and Wallace D. Ruiz, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 26, 2004.

Signatures	Title

/s/ Albion J. Fitzgerald Albion J. Fitzgerald	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

/s/ Wallace D. Ruiz Wallace D. Ruiz	Vice President, Treasurer and Chief Financial Officer (principal financial and accounting officer)

/s/ Robert B. Anderson Robert B. Anderson	Executive Vice President, Secretary and Director

/s/ Robert H. Forney Robert H. Forney	Director

Deborah Doyle McWhinney	Director

H. Kent Petzold	Director

/s/ Gerald M. Labie Gerald M. Labie	President, Chief Operating Officer and Director

INDEX TO EXHIBITS

Exhibits	Description

5	Opinion of Katten Muchin Zavis Rosenman as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, independent auditors.

23.2	Explanation Concerning Absence of Consent of Arthur Andersen LLP with respect to financial statements of Novadigm.

23.3	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Registration Statement)